Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	18	781	90,181		49,774	29,539	12,384	526
Seniors Housing Triple-net	15	350	29,036		5,688	16,235	6,809	304
Outpatient Medical	15	376	22,256,093	(1)	n/a	n/a	n/a	n/a
Health System	30	205	24,485		201	517	3,145	20,622
Long-Term/Post-Acute Care	18	103	12,039		—	843	—	11,196
Total	18	1,815

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	3Q20 NOI	3Q21 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	527	$164,918	$140,363	(14.9)%	735	$685,716	38.7%
Seniors Housing Triple-net(4)	281	84,403	83,697	(0.8)%	329	410,524	23.2%
Outpatient Medical	350	96,727	99,974	3.4%	365	417,788	23.6%
Health System	190	35,729	36,712	2.8%	201	161,732	9.1%
Long-Term/Post-Acute Care(4)	77	22,511	22,281	(1.0)%	90	95,076	5.4%
Total	1,425	$404,288	$383,027	(5.3)%	1,720	$1,770,836	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	76.7%	n/a	n/a	96.5%	1.2%	0.5%	1.8%
Seniors Housing Triple-net	73.5%	0.83	0.99	89.4%	3.4%	0.7%	6.5%
Outpatient Medical	94.7%	n/a	n/a	100.0%	—	—	—
Health System(8)	69.6%	0.24	0.88	37.6%	42.1%	20.3%	—%
Long-Term/Post-Acute Care	73.5%	1.25	1.50	30.3%	35.9%	33.8%	—%
Total		0.73	1.03	92.5%	3.6%	2.0%	1.9%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 21 and 22 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 21 for reconciliation.
(4) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(5) Data as of September 30, 2021 for Seniors Housing Operating and Outpatient Medical and June 30, 2021 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) EBITDAR and EBITDARM coverage as reported by ProMedica inclusive of sold properties prior to their disposition and the 4 properties classified as held for sale as of September 30, 2021.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	121	$109,293	$—	$—	$—	$—	$109,293	6.2%
Sunrise Senior Living United Kingdom	45	64,534	—	—	—	—	64,534	3.6%
ProMedica	201	—	—	—	161,732	—	161,732	9.1%
Atria Senior Living	93	90,304	—	—	—	—	90,304	5.1%
Avery Healthcare	55	5,792	70,498	—	—	—	76,290	4.3%
Revera	85	74,971	—	—	—	—	74,971	4.2%
Belmont Village	21	63,565	—	—	—	—	63,565	3.6%
Brookdale Senior Living	85	(749)	61,571	—	—	—	60,822	3.4%
Sagora Senior Living	31	27,336	26,997	—	—	—	54,333	3.1%
Legend Senior Living	33	—	49,815	—	—	1,088	50,903	2.9%
StoryPoint Senior Living	43	233	36,620	—	—	—	36,853	2.1%
Remaining	907	250,437	165,023	417,788	—	93,988	927,236	52.4%
Total	1,720	$685,716	$410,524	$417,788	$161,732	$95,076	$1,770,836	100.0%

By Country:
United States	1,464	$479,357	$332,081	$417,788	$161,732	$87,774	$1,478,732	83.5%
United Kingdom	114	85,808	74,722	—	—	—	160,530	9.1%
Canada	142	120,551	3,721	—	—	7,302	131,574	7.4%
Total	1,720	$685,716	$410,524	$417,788	$161,732	$95,076	$1,770,836	100.0%

By MSA:
Los Angeles	70	$50,932	$19,199	$32,392	$—	$—	$102,523	5.8%
New York	77	40,819	11,160	36,521	5,476	3,192	97,168	5.5%
Greater London	47	58,262	17,442	—	—	—	75,704	4.3%
Dallas	57	21,895	15,001	28,512	806	4,068	70,282	4.0%
Philadelphia	45	4,386	1,590	26,736	20,269	555	53,536	3.0%
Washington D.C.	42	28,624	1,456	7,053	11,402	3,873	52,408	3.0%
Houston	32	10,960	3,320	28,781	—	—	43,061	2.4%
San Francisco	20	19,964	10,291	—	4,650	—	34,905	2.0%
Charlotte	26	1,355	9,673	20,845	—	—	31,873	1.8%
San Diego	18	14,750	6,631	7,462	—	2,748	31,591	1.8%
Chicago	42	9,844	5,240	5,682	10,397	—	31,163	1.8%
Seattle	29	9,308	3,210	16,336	1,416	—	30,270	1.7%
Montréal	21	29,903	—	—	—	—	29,903	1.7%
Minneapolis	20	(1,029)	15,270	14,146	—	—	28,387	1.6%
Toronto	25	25,035	—	—	—	—	25,035	1.4%
Raleigh	12	5,881	17,552	998	—	—	24,431	1.4%
Baltimore	19	3,226	—	11,496	4,179	4,542	23,443	1.3%
Hattiesburg	2	—	19,772	2,113	—	—	21,885	1.2%
Miami	36	219	—	15,651	5,533	—	21,403	1.2%
Boston	24	17,578	—	2,991	—	(496)	20,073	1.1%
Remaining	1,056	333,804	253,717	160,073	97,604	76,594	921,792	52.0%
Total	1,720	$685,716	$410,524	$417,788	$161,732	$95,076	$1,770,836	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	3Q20	4Q20	1Q21	2Q21	3Q21
Properties	563	607	608	630	736
Units	55,498	58,370	58,185	59,670	71,721
Total occupancy	77.9%	76.0%	72.7%	73.0%	74.9%
Total revenues	$726,133	$703,039	$711,118	$728,235	$812,096
Operating expenses	550,755	539,465	539,058	584,484	644,241
NOI	$175,378	$163,574	$172,060	$143,751	$167,855
Recurring cap-ex	$11,851	$14,356	$7,255	$14,448	$15,395
Other cap-ex	$27,577	$27,728	$13,413	$31,794	$35,588

Same Store Performance(2)	3Q20	4Q20	1Q21	2Q21	3Q21
Properties	527	527	527	527	527
Occupancy	78.3%	76.9%	73.9%	74.4%	76.3%
Same store revenues	$671,258	$656,817	$633,567	$646,104	$668,869
Compensation	309,066	301,737	303,853	305,670	321,673
Utilities	28,300	28,111	30,027	26,482	30,547
Food	24,639	25,257	23,130	23,708	25,179
Repairs and maintenance	16,255	16,572	16,636	17,879	18,975
Property taxes	26,386	24,882	26,797	26,086	25,806
All other	101,694	113,091	108,113	107,154	106,326
Same store operating expenses	506,340	509,650	508,556	506,979	528,506
Same store NOI	$164,918	$147,167	$125,011	$139,125	$140,363
NOI margin	24.6%	22.4%	19.7%	21.5%	21.0%
Year over year NOI growth rate					(14.9)%

Partners	Properties(3)	Pro Rata Units(3)	Welltower Ownership %(4)	Core Markets	3Q21 NOI	% of Total
Sunrise Senior Living	166	13,065	98.0%	Southern California	$18,474	11.0%
Atria Senior Living	93	11,296	100.0%	Greater London	13,928	8.3%
Revera	85	8,351	75.0%	Northern California	12,278	7.3%
Belmont Village	21	2,804	95.0%	New York / New Jersey	9,009	5.4%
Senior Resource Group	24	3,268	61.3%	Washington D.C.	7,906	4.7%
Brandywine Living	29	2,791	99.6%	Montréal	7,467	4.4%
Cogir	23	3,242	89.2%	Toronto	6,251	3.7%
Chartwell Retirement Residences	42	4,479	49.9%	Boston	4,155	2.5%
Clover Management	33	3,630	90.1%	Ottawa	2,315	1.4%
Sagora Senior Living	14	1,483	98.2%	Birmingham, UK	2,297	1.4%
Frontier Management	64	3,731	94.5%	Seattle	2,208	1.3%
Oakmont Senior Living	15	1,437	100.0%	Vancouver	1,784	1.1%
Balfour Senior Living	7	675	95.0%	Manchester, UK	1,751	1.0%
Signature Senior Lifestyle	11	758	75.0%	Core Markets	89,823	53.5%
Remaining	108	10,665		All Other	78,032	46.5%
Total	735	71,675		Total	$167,855	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 21 and 22 for reconciliation.
(3) Represents In-Place Portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 1.6% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	34 / 3,890	$50,932	10.6%	8 / 1,268	7 / 634	$5,663	1.1%	9.0%	6,796	$100,862	$1,042,035	0.9%		7.2%
New York	32 / 2,757	40,819	8.5%	3 / 591	4 / 342	2,544	5.1%	9.8%	4,162	119,267	549,240	(0.1)%		5.3%
Washington D.C.	16 / 1,758	28,624	6.0%	5 / 553	7 / 920	2,726	3.5%	11.6%	5,280	137,375	713,342	2.0%		2.5%
Dallas	23 / 3,025	21,895	4.6%	1 / 229	1 / 214	32	6.1%	26.4%	3,222	79,339	339,677	2.4%		5.4%
San Francisco	13 / 1,628	19,964	4.2%	—	—	—	2.4%	9.8%	8,972	131,187	1,186,392	(1.3)%		4.9%
Boston	18 / 1,365	17,578	3.7%	1 / 150	1 / 112	1,526	4.4%	8.8%	2,736	131,937	780,148	(0.3)%		5.9%
San Diego	8 / 1,033	14,750	3.1%	—	—	—	2.2%	13.1%	4,634	112,683	968,370	(0.4)%		4.4%
Boulder, CO	7 / 616	12,033	2.5%	—	—	—	4.5%	23.8%	2,109	101,769	695,001	N/A		5.3%
Denver	5 / 734	11,636	2.4%	5 / 710	2 / 364	3,895	5.5%	24.1%	5,112	81,798	581,288	1.5%		5.4%
Sacramento	8 / 637	11,302	2.4%	—	—	—	3.1%	12.4%	3,683	92,582	518,299	(0.6)%		4.3%
Houston	10 / 953	10,960	2.3%	2 / 230	2 / 241	2,370	5.8%	23.6%	3,484	80,630	376,426	1.0%		4.8%
Chicago	18 / 1,947	9,844	2.1%	1 / 177	1 / 131	376	1.3%	9.3%	3,135	99,060	349,438	1.0%		2.7%
San Jose	4 / 480	9,795	2.0%	1 / 41	1 / 137	598	2.2%	11.3%	6,744	145,204	1,505,838	(1.3)%		3.9%
Seattle	16 / 1,643	9,308	1.9%	2 / 175	3 / 362	560	6.1%	18.0%	4,942	103,069	663,121	0.3%		5.5%
Buffalo	10 / 1,254	7,879	1.6%	—	—	—	5.5%	8.4%	2,922	73,386	190,759	(0.3)%		7.2%
Riverside	5 / 514	7,250	1.5%	1 / 115	1 / 59	449	2.5%	13.1%	2,976	96,781	546,201	(0.7)%		4.5%
San Antonio	4 / 1,075	6,620	1.4%	1 / 112	1 / 162	869	6.9%	27.4%	2,465	68,936	272,597	(0.5)%		4.9%
Charlottesville, VA	1 / 302	6,218	1.3%	—	—	—	2.7%	10.3%	2,089	58,803	375,962	N/A		2.5%
Raleigh	2 / 250	5,881	1.2%	1 / 138	1 / 176	2,538	4.2%	23.7%	3,210	93,995	331,133	2.8%		5.2%
Portland, OR	9 / 937	5,865	1.2%	1 / 210	1 / 53	96	5.1%	15.6%	2,500	86,161	440,586	2.7%		5.0%
Salisbury, MD	2 / 214	5,492	1.1%	—	—	—	8.4%	10.7%	676	76,355	424,518	N/A		6.1%
Cincinnati	6 / 913	5,172	1.1%	1 / 199	1 / 99	—	2.0%	9.5%	2,051	63,243	160,315	(0.5)%		4.2%
Trenton, NJ	2 / 207	4,714	1.0%	—	—	—	6.5%	12.9%	852	126,630	489,925	N/A		4.7%
Santa Rosa, CA	4 / 512	4,676	1.0%	—	—	—	0.4%	5.5%	2,016	82,841	729,913	N/A		4.5%
Santa Maria, CA	1 / 363	4,652	1.0%	—	—	—	1.0%	3.8%	2,245	121,828	945,988	N/A		4.0%
Total - Top 25	258 / 29,007	$333,859	69.6%	34 / 4,898	34 / 4,006	$24,242	3.8%	13.6%	4,298	$112,410	$768,878	0.5%		5.1%
All Other US SHO Markets	280 / 29,276	145,498	30.4%	19 / 2,470	22 / 2,623	4,311	3.0%	10.3%	2,277	77,389	332,074
Total US SHO	538 / 58,283	$479,357	100.0%	53 / 7,368	56 / 6,629	$28,553	3.4%	11.9%	3,256	$101,334	$630,725

% of Total IPNOI						1.6%
US National Average							3.2%	10.8%	94	$72,039	$273,858	1.7%	(10)	4.3%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2022-2027.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2022 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 3Q21. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from August 2020 - August 2021 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and high barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 3.9% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	34 / 3,890	$50,932	10.6%	10 / 1,468	16 / 1,844	$9,738	1.1%	9.5%	6,633	$95,067	$970,102	0.9%		7.2%
New York	32 / 2,757	40,819	8.5%	7 / 1,289	9 / 752	4,252	5.2%	9.8%	4,109	114,327	530,624	(0.1)%		5.3%
Washington D.C.	16 / 1,758	28,624	6.0%	7 / 765	11 / 1,292	4,848	3.4%	11.9%	5,198	128,657	684,557	2.0%		2.5%
Dallas	23 / 3,025	21,895	4.6%	6 / 977	5 / 711	3,526	6.1%	26.2%	2,932	77,227	332,882	2.4%		5.4%
San Francisco	13 / 1,628	19,964	4.2%	2 / 159	2 / 230	186	2.5%	9.9%	7,640	131,708	1,130,549	(1.3)%		4.9%
Boston	18 / 1,365	17,578	3.7%	3 / 354	3 / 226	1,586	4.5%	9.5%	2,740	124,028	710,891	(0.3)%		5.9%
San Diego	8 / 1,033	14,750	3.1%	—	—	—	2.3%	11.9%	4,310	108,618	866,944	(0.4)%		4.4%
Boulder, CO	7 / 616	12,033	2.5%	—	—	—	4.9%	22.1%	1,412	107,077	679,682	N/A		5.3%
Denver	5 / 734	11,636	2.4%	6 / 791	4 / 528	8,397	5.3%	22.2%	4,782	80,354	523,295	1.5%		5.4%
Sacramento	8 / 637	11,302	2.4%	—	—	—	3.1%	12.7%	3,323	90,839	491,273	(0.6)%		4.3%
Houston	10 / 953	10,960	2.3%	3 / 450	3 / 344	3,072	6.1%	26.4%	3,474	79,257	303,902	1.0%		4.8%
Chicago	18 / 1,947	9,844	2.1%	3 / 404	3 / 371	557	1.2%	10.0%	2,991	103,542	364,513	1.0%		2.7%
San Jose	4 / 480	9,795	2.0%	2 / 154	2 / 280	4,898	2.2%	11.3%	5,754	146,128	1,494,081	(1.3)%		3.9%
Seattle	16 / 1,643	9,308	1.9%	3 / 311	5 / 507	2,148	6.2%	19.7%	4,411	106,103	666,766	0.3%		5.5%
Buffalo	10 / 1,254	7,879	1.6%	—	—	—	5.3%	8.5%	2,633	69,327	180,286	(0.3)%		7.2%
Riverside	5 / 514	7,250	1.5%	1 / 115	2 / 138	2,338	2.5%	13.6%	2,434	80,114	523,398	(0.7)%		4.5%
San Antonio	4 / 1,075	6,620	1.4%	3 / 383	1 / 162	2,387	6.9%	26.7%	2,310	70,363	255,377	(0.5)%		4.9%
Charlottesville, VA	1 / 302	6,218	1.3%	—	—	—	3.9%	12.6%	1,489	74,576	377,174	N/A		2.5%
Raleigh	2 / 250	5,881	1.2%	1 / 138	1 / 176	2,538	4.9%	29.4%	2,681	101,868	370,229	2.8%		5.2%
Portland, OR	9 / 937	5,865	1.2%	2 / 477	4 / 265	2,596	5.0%	14.9%	2,098	84,735	422,527	2.7%		5.0%
Salisbury, MD	2 / 214	5,492	1.1%	—	—	—	8.2%	10.5%	588	78,759	387,428	N/A		6.1%
Cincinnati	6 / 913	5,172	1.1%	1 / 199	1 / 99	—	2.1%	10.0%	1,665	63,008	161,145	(0.5)%		4.2%
Trenton, NJ	2 / 207	4,714	1.0%	1 / 98	1 / 112	1,681	5.4%	12.6%	1,116	124,877	467,344	N/A		4.7%
Santa Rosa, CA	4 / 512	4,676	1.0%	—	—	—	0.6%	6.7%	1,119	85,680	739,848	N/A		4.5%
Santa Maria, CA	1 / 363	4,652	1.0%	—	—	—	1.4%	4.8%	1,736	104,620	962,329	N/A		4.0%
Total - Top 25	258 / 29,007	$333,859	69.6%	61 / 8,532	73 / 8,037	$54,748	3.9%	14.0%	4,003	$109,311	$737,635	0.5%		5.1%
All Other US SHO Markets	280 / 29,276	145,498	30.4%	39 / 5,665	40 / 4,829	14,009	3.0%	10.9%	1,919	72,824	322,332
Total US SHO	538 / 58,283	$479,357	100.0%	100 / 14,197	113 / 12,866	$68,757	3.4%	12.4%	2,929	$97,771	$606,282

% of Total IPNOI						3.9%
US National Average							3.2%	10.8%	94	$72,039	$273,858	1.7%	(10)	4.3%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2022-2027.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2022 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 3Q21. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from August 2020 - August 2021 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
< 0.85x	7.6%	0.1%	7.7%	7	10	11.0%	1.3%	12.3%	7	12
0.85x - 0.95x	—%	—%	—%	—	—	0.6%	0.8%	1.4%	10	2
0.95x - 1.05x	4.1%	1.2%	5.3%	7	3	3.0%	0.6%	3.6%	9	5
1.05x - 1.15x	—%	0.8%	0.8%	10	1	—%	—%	—%	—	—
1.15x - 1.25x	2.4%	0.6%	3.0%	8	4	4.6%	0.1%	4.7%	11	3
1.25x - 1.35x	5.2%	—%	5.2%	11	3	—%	—%	—%	—	—
> 1.35x	—%	1.8%	1.8%	10	5	—%	1.7%	1.7%	10	4
Total	19.3%	4.5%	23.8%	8	26	19.2%	4.5%	23.7%	8	26

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2021	$—	$13,385	$—	$—	$3,728	$17,113	1.5%
2022	—	46,454	—	2,913	4,625	53,992	4.6%
2023	1,642	47,501	—	840	5,943	55,926	4.7%
2024	11,431	60,616	—	—	20,241	92,288	7.8%
2025	4,917	29,353	—	—	3,140	37,410	3.2%
2026	61,976	37,690	—	9,493	100,330	209,489	17.8%
2027	29,700	26,514	—	—	190	56,404	4.8%
2028	4,675	25,047	—	16,953	1,192	47,867	4.1%
2029	32,248	21,268	—	—	559	54,075	4.6%
2030	15,505	37,158	—	27,146	475	80,284	6.8%
Thereafter	165,234	112,698	158,280	32,185	4,862	473,259	40.1%
	$327,328	$457,684	$158,280	$89,530	$145,285	$1,178,107	100.0%

Weighted Avg Maturity Years	9	6	12	9	3	7

Notes:
(1) Represents trailing twelve month coverage metrics as of June 30, 2021 for stable portfolio only. Agreements included represent 83% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 21 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	3Q20	4Q20	1Q21	2Q21	3Q21
Properties	359	357	357	360	366
Square feet	19,150,586	17,315,776	16,917,791	17,291,495	17,383,040
Occupancy	94.0%	94.5%	94.4%	94.8%	94.7%
Total revenues	$170,733	$166,679	$157,162	$160,514	$160,003
Operating expenses	52,312	50,231	47,764	46,184	48,796
NOI	$118,421	$116,448	$109,398	$114,330	$111,207
Revenues per square foot	$35.66	$38.50	$37.16	$37.13	$36.82
NOI per square foot	$24.73	$26.90	$25.87	$26.45	$25.59
Recurring cap-ex	$7,592	$7,278	$4,178	$5,978	$7,327
Other cap-ex	$8,946	$6,169	$2,376	$2,014	$2,064

Same Store Performance(2)	3Q20	4Q20	1Q21	2Q21	3Q21
Properties	350	350	350	350	350
Occupancy	95.0%	95.0%	94.7%	94.8%	94.7%
Same store revenues	$142,126	$143,166	$145,520	$144,677	$146,564
Same store operating expenses	45,399	43,645	45,744	45,376	46,590
Same store NOI	$96,727	$99,521	$99,776	$99,301	$99,974
NOI margin	68.1%	69.5%	68.6%	68.6%	68.2%
Year over year NOI growth rate					3.4%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$25,022	5.5%	Health system affiliated properties as % of NOI(3)	90.3%
Virtua	15,104	3.3%	Health system affiliated tenants as % of rental income(3)	65.6%
Novant Health	14,343	3.1%	Retention (trailing twelve months)(3)	90.0%
Providence Health & Services	13,588	3.0%	In-house managed properties as % of square feet(3,4)	88.2%
Common Spirit Health	12,707	2.8%	Average remaining lease term (years)(3)	6.2
Remaining portfolio	376,920	82.3%	Average building size (square feet)(3)	60,165
Total	$457,684	100.0%	Average age (years)	15

Expirations(3)	2021	2022	2023	2024	2025	Thereafter
Occupied square feet	465,282	1,577,744	1,732,586	2,032,382	1,048,198	9,486,071
% of occupied square feet	2.8%	9.7%	10.6%	12.4%	6.4%	58.1%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 350 same store properties representing 16,517,307 square feet. See pages 21 and 22 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2017	2018	2019	2020	1Q21	2Q21	3Q21	17-21 Total
Count	18	15	27	12	6	8	9	95
Total	$742,020	$3,788,261	$4,073,554	$910,217	$209,413	$503,362	$2,059,032	$12,285,859
Low	7,310	4,950	7,550	6,201	5,000	13,650	16,400	4,950
Median	24,025	73,727	38,800	48,490	12,824	41,785	49,789	38,242
High	149,400	2,481,723	1,250,000	235,387	132,124	158,729	1,576,642	2,481,723

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Yield	Dispositions and Loan Payoffs	Yield
July	$1,806,970	5.9%	$—	—%	$356,964	8.0%
August	256,150	5.7%	14,745	5.9%	64,566	4.2%
September	22,614	6.4%	51,384	8.8%	66,539	4.1%
Total	$2,085,734	5.9%	$66,129	8.1%	$488,069	7.0%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions and includes advances for non-real estate loans and excludes advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Third Quarter 2021
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	104	11,919	units	$149,787	$1,785,315
Seniors Housing Triple-net	7	788	units	202,796	159,803
Outpatient Medical	7	197,383	sf	503	97,514
Health System	1	48	units	427,083	16,400
Loan funding					26,702
Total acquisitions and loan funding(2)	119				2,085,734	5.9%

Development Funding(3)
Development projects:
Seniors Housing Operating	35	5,258	units		109,888
Seniors Housing Triple-net	6	551	units		14,943
Outpatient Medical	4	198,103	sf		13,418
Total development projects	45				138,249
Expansion projects:
Seniors Housing Operating	1	86	units		1,234
Outpatient Medical	1	17,159	sf		1,971
Total expansion projects	2				3,205

Total development funding	47				141,454	7.6%

Total gross investments					2,227,188	6.0%

Dispositions and Loan Payoffs(4)
Seniors Housing Triple-net	2	157	units	127,364	19,996
Outpatient Medical	2	138,240	sf	437	60,440
Health System	13	1,524	units	60,151	73,336
Long-Term/Post-Acute Care	20	2598	beds	128,675	334,297
Total dispositions and loan payoffs(5)	37				488,069	7.0%

Net investments (dispositions)					$1,739,119

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2021
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	132	14,059	units	$149,442	$2,032,608
Seniors Housing Triple-net	20	2,209	units	201,068	444,159
Outpatient Medical	10	544,802	sf	527	270,240
Health System	2	96	units	322,917	24,800
Loan funding					938,154
Total acquisitions and loan funding(2)	164				3,709,961	7.1%

Development Funding(3)
Development projects:
Seniors Housing Operating	38	5,968	units		296,774
Seniors Housing Triple-net	8	718	units		65,995
Outpatient Medical	7	339,339	sf		35,094
Total development projects	53				397,863
Expansion projects:
Seniors Housing Operating	1	86	units		2,908
Outpatient Medical	1	17,159	sf		3,912
Total expansion projects	2				6,820

Total development funding	55				404,683	7.4%

Total gross investments					4,114,644	7.1%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	12	1,103	units	96,939	88,693
Seniors Housing Triple-net	2	157	units	127,364	19,996
Outpatient Medical	10	672,434	sf	380	219,318
Health System	21	2,623	units	57,489	120,635
Long-Term/Post-Acute Care	23	2,770	beds	147,761	409,297
Loan payoffs					387,982
Total dispositions and loan payoffs(5)	68				1,245,921	6.9%

Net investments (dispositions)					$2,868,723

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

Property Acquisitions Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Frontier Management	95	2707 Clare Avenue	Bremerton	WA	US	Bremerton
Frontier Management	88	150 Cottage Landing	Carrollton	GA	US	Atlanta
Frontier Management	36	1510 East Commonwealth Avenue	Fullerton	CA	US	Los Angeles
Frontier Management	36	11848 Valley View Street	Garden Grove	CA	US	Los Angeles
Frontier Management	114	1645 Massey Road	Memphis	TX	US	Memphis
Frontier Management	53	2305 Lingleville Highway	Stephenville	TX	US	Stephenville
Frontier Management	36	3730 South Greenville Street	Santa Ana	CA	US	Los Angeles
Frontier Management	38	1030 Barathaven Boulevard	Dardenne Prairie	MO	US	St. Louis
Frontier Management	39	1801 East Natoma Street	Folsom	CA	US	Sacramento
Frontier Management	50	8722 Winchester Road	Memphis	TN	US	Memphis
Frontier Management	38	8525 Urbandale Avenue	Urbandale	IA	US	Des Moines
Atria Senior Living (1)	11,296
Total	11,919

Seniors Housing Triple-net
StoryPoint Senior Living	167	5435 Morse Road	Gahanna	OH	US	Columbus
StoryPoint Senior Living	132	611 Windmiller Drive	Pickerington	OH	US	Columbus
StoryPoint Senior Living	89	3872 Attucks Drive	Powell	OH	US	Columbus
StoryPoint Senior Living	126	10351 Sawmill Parkway	Powell	OH	US	Columbus
StoryPoint Senior Living	87	1148 Mountain Creek Road	Chattanooga	TN	US	Chattanooga
StoryPoint Senior Living	87	8501 South Northshore Drive	Knoxville	TN	US	Knoxville
StoryPoint Senior Living	100	6751 West Mequon Road	Mequon	WI	US	Milwaukee
Total	788

Health System
ProMedica Health System	48	1853 Old Donation Parkway	Virginia Beach	VA	US	Virginia Beach

Outpatient Medical	Sq. Ft
Aspect Health	42,707	40 Old Ridgebury Road	Danbury	CT	US	Norwalk
Aspect Health	26,150	226 White Street	Danbury	CT	US	Norwalk
Aspect Health	43,201	2 Riverview Drive	Danbury	CT	US	Norwalk
Aspect Health	25,984	164 Mount Pleasant Road	Newtown	CT	US	Norwalk
Aspect Health	30,000	170 Mount Pleasant Road	Newtown	CT	US	Norwalk
Aspect Health	9,713	131 Kent Road	New Milford	CT	US	Torrington
Aspect Health	19,628	131 Kent Road	New Milford	CT	US	Torrington
Total	197,383

(1) Please refer to the 3Q21 Welltower Facility Address List in the Investors section of our website for further details.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 9/30/21	Estimated Conversion

Seniors Housing Operating
New York, NY	151	—	69	82	$99,878	$99,172	4Q21
Beckenham, UK	100	—	76	24	47,583	42,492	4Q21
Staten Island, NY	95	—	45	50	21,590	19,039	4Q21
Redwood City, CA	90	—	56	34	19,465	18,609	4Q21
Franklin Lakes, NY	88	—	51	37	16,921	14,991	4Q21
Mountain Lakes, NJ	90	—	57	33	15,063	12,729	4Q21
San Francisco, CA	214	11	170	33	110,905	108,429	1Q22
White Plains, NY	132	132	—	—	59,913	44,353	1Q22
Hendon, UK	102	—	78	24	56,069	48,103	1Q22
Barnet, UK	100	—	76	24	52,331	42,137	1Q22
Bellevue, WA	110	—	85	25	9,518	5,034	1Q22
Georgetown, TX	188	188	—	—	35,961	7,997	2Q22
New Rochelle, NY	72	—	36	36	41,922	10,577	3Q22
Pflugerville, TX	196	196	—	—	39,224	6,219	3Q22
Sachse, TX	193	193	—	—	37,788	7,079	3Q22
Lake Jackson, TX	130	130	—	—	31,684	3,061	3Q22
Princeton, NJ	80	—	68	12	29,592	23,289	3Q22
Montreal, ON	247	247	—	—	16,312	5,402	3Q22
Montreal, ON	223	223	—	—	13,872	4,912	3Q22
New York, NY	528	400	92	36	145,864	136,958	4Q22
Sunnyvale, CA	90	—	52	38	25,661	7,797	4Q22
McLean, VA	103	—	63	40	24,211	7,166	4Q22
Orange, CA	91	—	49	42	18,578	5,836	4Q22
Coral Gables, FL	91	—	55	36	18,225	5,082	4Q22
Livingston, NJ	103	—	77	26	17,375	4,870	4Q22
Berea, OH	120	120	—	—	13,441	7,281	4Q22
Painesville, OH	119	119	—	—	13,016	5,263	4Q22
Beaver, PA	116	116	—	—	12,766	4,285	4Q22
Vienna, VA	85	—	49	36	40,808	9,172	1Q23
New York, NY	160	—	76	84	79,400	44,253	2Q23
Weymouth, MA	165	91	48	26	76,188	8,670	3Q23
Charlotte, NC	328	328	—	—	71,658	17,342	1Q24
Gaithersburg, MD	302	190	89	23	156,150	18,475	2Q24
Subtotal	5,002	2,684	1,517	801	1,468,932	806,074

Seniors Housing Triple-net
Redhill, UK	76	—	46	30	21,417	17,794	1Q22
London, UK	82	—	51	31	43,462	22,691	2Q22
Wombourne, UK	66	—	41	25	16,164	9,394	2Q22
Leicester, UK	60	—	36	24	15,086	8,296	2Q22
Rugby, UK	76	—	51	25	20,627	6,868	4Q22
Raleigh, NC	191	151	40	—	141,853	27,695	2Q23
Subtotal	551	151	265	135	258,609	92,738

Outpatient Medical		Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 9/30/21	Estimated Conversion
College Station, TX		25,200	100%	Yes	9,025	5,581	4Q21
Norman, OK		47,082	100%	Yes	21,792	2,308	3Q22
Tyler, TX		85,214	100%	Yes	34,750	7,447	4Q22
Subtotal		157,496			65,567	15,336

Total Development Projects					$1,793,108	$914,148
Note: (1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus capitalized interest and unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2021 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	33	5,002	7.5%	$170,593	$492,265	$662,858	$1,468,932
Seniors Housing Triple-net	6	551	7.2%	35,234	130,637	165,871	258,609
Outpatient Medical	3	157,496	6.3%	15,218	35,013	50,231	65,567
Total	42		7.4%	$221,045	$657,915	$878,960	$1,793,108

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q21 actual	$173,792	6.2%	2021 actual	$435,727	7.6%
2Q21 actual	195,806	8.7%	2021 estimate	229,525	8.3%
3Q21 actual	66,129	8.1%	2022 estimate	997,526	7.0%
4Q21 estimate	229,525	8.3%	2023 estimate	338,249	7.9%
1Q22 estimate	310,153	7.5%	2024 estimate	227,808	7.8%
2Q22 estimate	110,673	6.4%	Total	$2,228,835	7.5%
3Q22 estimate	232,186	6.9%
4Q22 estimate	344,514	6.7%
1Q23 estimate	40,808	8.2%
2Q23 estimate	221,253	7.8%
3Q23 estimate	76,188	8.0%
1Q24 estimate	71,658	5.8%
2Q24 estimate	156,150	8.7%
Total	$2,228,835	7.5%

Unstabilized Properties
	6/30/2021 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	9/30/2021 Properties	Beds / Units
Seniors Housing Operating	33	(3)	2	—	32	4,650
Seniors Housing Triple-net	15	—	—	5	20	2,215
Total	48	(3)	2	5	52	6,865

Occupancy	6/30/2021 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	9/30/2021 Properties
0% - 50%	28	—	2	5	(2)	33
50% - 70%	15	(1)	—	—	—	14
70% +	5	(2)	—	—	2	5
Total	48	(3)	2	5	—	52

Occupancy	9/30/2021 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	33	7	$48,046	1.0%	$918,394	2.4%
50% - 70%	14	15	57,760	1.2%	464,102	1.2%
70% +	5	27	17,737	0.4%	119,402	0.3%
Total	52	11	$123,543	2.6%	$1,501,898	3.9%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 15.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$685,716	71,675	units
Seniors Housing Triple-net	410,524	25,766	units
Outpatient Medical	417,788	17,256,094	square feet
Health System	161,732	19,086	units/beds
Long-Term/Post-Acute Care	95,076	7,984	beds
Total In-Place NOI(2)	1,770,836
Incremental stabilized NOI(3)	84,908
Total stabilized NOI	$1,855,744

Obligations
Lines of credit and commercial paper(4)	$291,000
Senior unsecured notes(4)	11,208,344
Secured debt(4)	3,050,725
Financing lease liabilities	110,244
Total debt	$14,660,313
Add (Subtract):
Other liabilities (assets), net(5)	$371,433
Cash and cash equivalents and restricted cash	(362,645)
Net obligations	$14,669,101

Other Assets
Land parcels	$196,129	Effective Interest Rate(8)
Real estate loans receivable(6)	1,151,813	11.2%
Non real estate loans receivable(7)	210,822	11.4%
Joint venture real estate loans receivables(9)	247,460	5.2%
Other investments(10)	9,312
Investments held for sale(11)	283,031
Development properties:(12)
Current balance	920,968
Unfunded commitments	880,763
Committed balances	$1,801,731
Projected yield	7.4%
Projected NOI	$133,328

Common Shares Outstanding(13)	436,670
Notes:
(1) Includes $10,033,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 21 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,154,547,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$134,651
Below market tenant lease intangibles, net	31,599
Deferred taxes, net	(37,175)
Intangible assets, net	(42,825)
Other non-cash liabilities / (assets), net	6,643
Total non-cash liabilities/(assets), net	$92,893

(6) Represents $1,124,460,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $14,801,000 of credit allowances.
(7) Represents $360,520,000 of non-real estate loans, net of $149,698,000 of credit allowances.
(8) Average cash-pay interest rates are 6.8% and 2.2% for real estate and non-real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis Healthcare, Inc. stock investment based on closing stock price at September 30, 2021 and estimated fair value of a 3.4% ownership in a 34 property Seniors Housing Operating portfolio excluded from IPNOI.
(11) Represents expected proceeds from assets held for sale.
(12) See pages 12-13. Also includes expansion projects.
(13) Includes redeemable OP units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	3Q20	4Q20	1Q21	2Q21	3Q21
Revenues:
Seniors Housing Operating
Resident fees and services	$725,043	$701,590	$708,026	$726,516	$809,930
Interest income	113	313	1,125	859	1,117
Other income	977	1,136	1,967	860	1,049
Total revenues	726,133	703,039	711,118	728,235	812,096

Seniors Housing Triple-net
Rental income	92,572	115,604	57,328	108,612	114,039
Interest income	6,552	6,763	6,660	28,885	32,153
Other income	930	1,503	913	1,357	901
Total revenues	100,054	123,870	64,901	138,854	147,093

Outpatient Medical
Rental income	169,007	160,981	151,688	150,781	157,474
Interest income	760	4,226	3,538	4,731	472
Other income	966	1,472	1,936	5,002	2,057
Total revenues	170,733	166,679	157,162	160,514	160,003

Health System
Rental income	42,445	42,445	42,445	46,554	46,204
Total revenues	42,445	42,445	42,445	46,554	46,204

Long-Term/Post-Acute Care
Rental income	(46,789)	54,272	49,761	40,542	32,255
Interest income	9,325	9,794	8,256	3,973	6,122
Other income	190	9	186	—	184
Total revenues	(37,274)	64,075	58,203	44,515	38,561

Corporate
Other income	2,966	3,095	3,129	2,672	3,362
Total revenues	2,966	3,095	3,129	2,672	3,362

Total
Rental income	257,235	373,302	301,222	346,489	349,972
Resident fees and services	725,043	701,590	708,026	726,516	809,930
Interest income	16,750	21,096	19,579	38,448	39,864
Other income	6,029	7,215	8,131	9,891	7,553
Total revenues	1,005,057	1,103,203	1,036,958	1,121,344	1,207,319

Property operating expenses:
Seniors Housing Operating	550,755	539,465	539,058	584,484	644,241
Seniors Housing Triple-net	7,353	9,110	7,758	7,871	7,927
Outpatient Medical	52,312	50,231	47,764	46,184	48,796
Health System	20	20	20	54	64
Long-Term/Post-Acute Care	5,107	5,728	5,279	4,848	3,859
Corporate	1,718	1,663	1,654	2,174	3,054
Total property operating expenses	617,265	606,217	601,533	645,615	707,941

Net operating income:
Seniors Housing Operating	175,378	163,574	172,060	143,751	167,855
Seniors Housing Triple-net	92,701	114,760	57,143	130,983	139,166
Outpatient Medical	118,421	116,448	109,398	114,330	111,207
Health System	42,425	42,425	42,425	46,500	46,140
Long-Term/Post-Acute Care	(42,381)	58,347	52,924	39,667	34,702
Corporate	1,248	1,432	1,475	498	308
Net operating income	$387,792	$496,986	$435,425	$475,729	$499,378
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 20. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%. Excludes NOI related to a leasehold portfolio interest for 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent will be paid in excess of net cash flow relating to the leasehold properties and therefore, the leasehold interests have been excluded from NOI and relevant metrics such as property count, unit count, IPNOI. same store NOI, REVPOR and same store REVPOR.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	September 30, 2021		September 30, 2021
Net income (loss)	$463,563		$190,336
Interest expense	489,178		122,522
Income tax expense (benefit)	6,952		4,940
Depreciation and amortization	995,798		267,754
EBITDA	1,955,491		585,552
Loss (income) from unconsolidated entities	10,501		15,832
Stock-based compensation(2)	22,248		4,535
Loss (gain) on extinguishment of debt, net	64,760		(5)
Loss (gain) on real estate dispositions, net	(409,166)		(119,954)
Impairment of assets	58,067		1,490
Provision for loan losses, net	90,394		(271)
Loss (gain) on derivatives and financial instruments, net	(5,934)		(8,078)
Other expenses(2)	52,960		3,519
Leasehold interest adjustment(3)	(640)		(640)
Casualty losses, net of recoveries(4)	998		998
Other impairment(5)	49,241		—
Total adjustments	(66,571)		(102,574)
Adjusted EBITDA	$1,888,920		$482,978

Interest Coverage Ratios
Interest expense	$489,178		$122,522
Capitalized interest	18,265		4,669
Non-cash interest expense	(14,163)		(5,461)
Total interest	$493,280		$121,730
EBITDA	$1,955,491		$585,552
Interest coverage ratio	3.96	x	4.81	x
Adjusted EBITDA	$1,888,920		$482,978
Adjusted Interest coverage ratio	3.83	x	3.97	x

Fixed Charge Coverage Ratios
Total interest	$493,280		$121,730
Secured debt principal amortization	64,832		17,040
Total fixed charges	$558,112		$138,770
EBITDA	$1,955,491		$585,552
Fixed charge coverage ratio	3.50	x	4.22	x
Adjusted EBITDA	$1,888,920		$482,978
Adjusted Fixed charge coverage ratio	3.38	x	3.48	x

Net Debt to EBITDA Ratios
Total debt(6)			$13,779,652
Less: cash and cash equivalents(7)			(307,385)
Net debt			$13,472,267
EBITDA Annualized			$2,342,208
Net debt to EBITDA ratio			5.75	x
Adjusted EBITDA Annualized			$1,931,912
Net debt to Adjusted EBITDA ratio			6.97	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Represents $13,214,000 of revenues and $12,574,000 of property operating expenses associated with a leasehold portfolio interest relating to 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent will be paid in excess of net cash flow relating to the leasehold properties and therefore, the net impact has been excluded from Adjusted EBITDA.
(4) Represents casualty losses net of any insurance recoveries.
(5) Amounts relate to reserve for straight-line rent receivable balances for leases placed on cash recognition.
(6) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $110,244,000. Excludes operating lease liabilities of $434,303,000 related to ASC 842 adoption.
(7) Inclusive of IRC Section 1031 deposits, if any.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$290,996	0.92%
Long-term debt obligations(2)(3)	13,488,656	42.62%
Cash and cash equivalents(4)	(307,385)	(0.97)%
Net debt to consolidated book capitalization	$13,472,267	42.57%
Total equity(5)	18,172,111	57.43%
Consolidated book capitalization	$31,644,378	100.00%
Joint venture debt, net(6)	780,944
Total book capitalization	$32,425,322

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$290,996	0.76%
Long-term debt obligations(2)(3)	13,488,656	35.24%
Cash and cash equivalents(4)	(307,385)	(0.80)%
Net debt to consolidated undepreciated book capitalization	$13,472,267	35.20%
Accumulated depreciation and amortization	6,634,061	17.33%
Total equity(5)	18,172,111	47.47%
Consolidated undepreciated book capitalization	$38,278,439	100.00%
Joint venture debt, net(6)	780,944
Total undepreciated book capitalization	$39,059,383

Enterprise Value
Lines of credit and commercial paper(2)	$290,996	0.57%
Long-term debt obligations(2)(3)	13,488,656	26.63%
Cash and cash equivalents(4)	(307,385)	(0.61)%
Net debt to consolidated enterprise value	$13,472,267	26.60%
Common shares outstanding	435,274
Period end share price	82.40
Common equity market capitalization	$35,866,578	70.82%
Noncontrolling interests(5)	1,308,908	2.58%
Consolidated enterprise value	$50,647,753	100.00%
Joint venture debt, net(6)	780,944
Total enterprise value	$51,428,697

Secured Debt as % of Total Assets
Secured debt(2)	$2,262,345	6.76%
Total assets	$33,480,025

Total Debt as % of Total Assets
Total debt(2)(3)	$13,779,652	41.16%
Total assets	$33,480,025

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$11,407,063	35.45%
Unencumbered assets	$32,179,053

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $110,244,000 and excludes operating lease liabilities of $434,303,000 related to ASC 842 adoption.
(4) Inclusive of IRC Section 1031 deposits, if any.
(5) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(6) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)		Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)		% of Total	Wtd. Avg. Interest Rate
2021	$240,000		$—	$211,978	$37,622	$(39,260)	$450,340		3.10%	1.67%
2022	—		—	481,702	108,970	(69,870)	520,802		3.58%	3.27%
2023	—		697,270	504,855	145,906	(134,472)	1,213,559		8.34%	2.41%
2024	—		1,350,000	183,192	133,585	(24,598)	1,642,179		11.29%	3.83%
2025	—		1,260,000	178,544	500,193	(33,169)	1,905,568		13.10%	3.82%
2026	51,000		700,000	88,834	21,027	(24,734)	836,127		5.75%	4.05%
2027	—		736,724	163,805	65,821	(45,027)	921,323		6.33%	2.95%
2028	—		1,490,850	76,232	27,033	(13,211)	1,580,904		10.87%	4.48%
2029	—		1,050,000	247,298	36,530	(1,935)	1,331,893		9.15%	3.13%
2030	—		750,000	5,935	32,039	(1,136)	786,838		5.41%	3.07%
Thereafter	—		3,173,500	127,406	96,049	(36,419)	3,360,536		23.08%	4.11%
Totals	$291,000		$11,208,344	$2,269,781	$1,204,775	$(423,831)	$14,550,069		100.00%

Weighted Avg. Interest Rate(8)	0.73%		3.71%	3.10%	3.28%	2.86%	3.54%

Weighted Avg. Maturity Years	0.8	(2)	7.9	3.7	5.8	3.5	7.1	(2)

% Floating Rate Debt	100.00%		6.31%	33.01%	33.37%	41.18%	13.57%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	Investment Hedges(9)
United States	$291,000	$9,360,000	$1,191,336	$885,460	$(180,618)	$11,547,178	$—
United Kingdom	—	1,414,350	—	—	—	1,414,350	2,565,642
Canada	—	433,994	1,078,445	319,315	(243,213)	1,588,541	493,174
Totals	$291,000	$11,208,344	$2,269,781	$1,204,775	$(423,831)	$14,550,069	$3,058,816

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The 2021 maturity reflects the $240,000,000 in principal outstanding on our unsecured commercial paper program as of as of September 30, 2021. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2023 (none outstanding at September 30, 2021) and a $3,000,000,000 tranche that matures on June 4, 2025 ($51,000,000 outstanding at September 30, 2021). Both tranches may be extended for two successive terms of six month at our option. These borrowings reduce the available borrowing capacity of our unsecured revolving credit facility to $3,709,000,000 as of September 30, 2021. If the commercial paper was refinanced using the unsecured revolving credit facility, the weighted average years to maturity of our combined debt would be 7.2 years with extensions.
(3) 2023 includes a $500,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $197,270,000 USD at September 30, 2021). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $236,724,000 USD at September 30, 2021) that matures on January 15, 2027.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $740,850,000 USD at September 30, 2021). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $673,500,000 USD at September 30, 2021). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $434,303,000 and finance lease liabilities of $110,244,000 related to ASC 842 adoption.
(8) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(8,078,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI ("IPNOI") and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	3Q20	4Q20	1Q21	2Q21	3Q21
Net income (loss)	$394,978	$155,278	$72,192	$45,757	$190,336
Loss (gain) on real estate dispositions, net	(484,304)	(185,464)	(59,080)	(44,668)	(119,954)
Loss (income) from unconsolidated entities	5,981	(258)	(13,049)	7,976	15,832
Income tax expense (benefit)	2,003	290	3,943	(2,221)	4,940
Other expenses	11,544	33,088	10,994	11,687	3,575
Impairment of assets	23,313	9,317	23,568	23,692	1,490
Provision for loan losses, net	2,857	83,085	1,383	6,197	(271)
Loss (gain) on extinguishment of debt, net	33,004	13,796	(4,643)	55,612	(5)
Loss (gain) on derivatives and financial instruments, net	1,395	569	1,934	(359)	(8,078)
General and administrative expenses	31,003	27,848	29,926	31,436	32,256
Depreciation and amortization	255,532	242,733	244,426	240,885	267,754
Interest expense	124,851	121,173	123,142	122,341	122,522
Consolidated net operating income	402,157	501,455	434,736	498,335	510,397
NOI attributable to unconsolidated investments(1)	13,659	21,481	21,516	21,180	20,042
NOI attributable to noncontrolling interests(2)	(28,024)	(25,950)	(20,827)	(43,786)	(31,061)
Pro rata net operating income (NOI)(3)	$387,792	$496,986	$435,425	$475,729	$499,378

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$812,096	$147,093	$160,003	$46,204	$38,561	$3,362	$1,207,319
Property operating expenses	(644,241)	(7,927)	(48,796)	(64)	(3,859)	(3,054)	(707,941)
NOI(3)	167,855	139,166	111,207	46,140	34,702	308	499,378
Adjust:
Interest income	(1,117)	(32,153)	(472)	—	(6,122)	—	(39,864)
Other income	(1,049)	(901)	(2,057)	—	(184)	(3,362)	(7,553)
Sold / held for sale	34	(99)	(1,851)	(415)	(3,673)	—	(6,004)
Developments / land	1,963	—	119	—	—	—	2,082
Non In-Place NOI(4)	(3,673)	(4,946)	(2,711)	(5,292)	(954)	3,054	(14,522)
Timing adjustments(5)	7,416	1,564	212	—	—	—	9,192
Total adjustments	3,574	(36,535)	(6,760)	(5,707)	(10,933)	(308)	(56,669)
In-Place NOI	171,429	102,631	104,447	40,433	23,769	—	442,709
Annualized In-Place NOI	$685,716	$410,524	$417,788	$161,732	$95,076	$—	$1,770,836

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	781	350	376	205	103	1,815
Recent acquisitions/ development conversions(6)	(160)	(34)	(13)	(2)	—	(209)
Under development	(33)	(5)	(3)	—	—	(41)
Under redevelopment(7)	(8)	—	(2)	—	(1)	(11)
Current held for sale	(2)	(3)	(2)	(4)	(13)	(24)
Land parcels, loans and sub-leases	(11)	(14)	(6)	—	(7)	(38)
Transitions(8)	(38)	(13)	—	(9)	(3)	(63)
Other(9)	(2)	—	—	—	(2)	(4)
Same store properties	527	281	350	190	77	1,425
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove NOI related to certain leasehold properties. See page 15 for more information.
(3) Represents Welltower's pro rata share of NOI. See page 15 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions
(6) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy.
(7) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(8) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(9) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	3Q20	4Q20	1Q21	2Q21	3Q21	Y/o/Y
Seniors Housing Operating
NOI	$175,378	$163,574	$172,060	$143,751	$167,855
Non-cash NOI on same store properties	(1,064)	(399)	(870)	12,289	(85)
NOI attributable to non-same store properties	(9,723)	(4,842)	(12,690)	(6,778)	(23,506)
Currency and ownership adjustments(1)	1,554	1,561	(535)	(1,116)	(220)
Normalizing adjustment for government grants(2)	—	(12,350)	(32,954)	(9,327)	(5,166)
Normalizing adjustment for casualty related expenses, net(3)	—	—	—	1,192	1,387
Other normalizing adjustments(4)	(1,227)	(377)	—	(886)	98
SSNOI(5)	164,918	147,167	125,011	139,125	140,363	(14.9)%

Seniors Housing Triple-net
NOI	92,701	114,760	57,143	130,983	139,166
Non-cash NOI on same store properties	16,800	(3,314)	42,284	(1,524)	(1,289)
NOI attributable to non-same store properties	(26,641)	(28,510)	(19,065)	(42,777)	(54,195)
Currency and ownership adjustments(1)	1,597	1,224	288	325	15
Other normalizing adjustments(4)	(54)	(858)	3,282	(3,282)	—
SSNOI	84,403	83,302	83,932	83,725	83,697	(0.8)%

Outpatient Medical
NOI	118,421	116,448	109,398	114,330	111,207
Non-cash NOI on same store properties	(3,590)	(3,092)	(2,654)	(2,665)	(1,892)
NOI attributable to non-same store properties	(8,521)	(7,476)	(5,673)	(11,961)	(8,623)
Currency and ownership adjustments(1)	(10,052)	(5,695)	(1,140)	(55)	296
Normalizing adjustment for lease restructure(6)	—	—	—	—	(705)
Other normalizing adjustments(4)	469	(664)	(155)	(348)	(309)
SSNOI	96,727	99,521	99,776	99,301	99,974	3.4%

Health System
NOI	42,425	42,425	42,425	46,500	46,140
Non-cash NOI on same store properties	(5,585)	(5,278)	(5,278)	(5,278)	(4,647)
NOI attributable to non-same store properties	(1,111)	(1,096)	(1,096)	(5,171)	(4,781)
SSNOI	35,729	36,051	36,051	36,051	36,712	2.8%

Long-Term/Post-Acute Care
NOI	(42,381)	58,347	52,924	39,667	34,702
Non-cash NOI on same store properties	4,945	(1,150)	(326)	(950)	(1,137)
NOI attributable to non-same store properties	59,861	(34,685)	(30,436)	(16,445)	(11,274)
Currency and ownership adjustments(1)	86	49	—	(55)	(10)
Other normalizing adjustments(4)	—	—	169	—	—
SSNOI	22,511	22,561	22,331	22,217	22,281	(1.0)%

Corporate
NOI	1,248	1,432	1,475	498	308
NOI attributable to non-same store properties	(1,248)	(1,432)	(1,475)	(498)	(308)
SSNOI	—	—	—	—	—

Total
NOI	387,792	496,986	435,425	475,729	499,378
Non-cash NOI on same store properties	11,506	(13,233)	33,156	1,872	(9,050)
NOI attributable to non-same store properties	12,617	(78,041)	(70,435)	(83,630)	(102,687)
Currency and ownership adjustments(1)	(6,815)	(2,861)	(1,387)	(901)	81
Normalizing adjustments, net	(812)	(14,249)	(29,658)	(12,651)	(4,695)
SSNOI	$404,288	$388,602	$367,101	$380,419	$383,027	(5.3)%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2684 and to translate UK properties at a GBP/USD rate of 1.38.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(4) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(5) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements exclusive of those included in (2) above.
(6) Represents normalizing adjustment related to a lease restructure associated with one Outpatient Medical tenant.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$637,395	$101,430	$100,694	$839,519
Unconsolidated SHO revenues attributable to Welltower(1)	24,204	—	21,787	45,991
SHO revenues attributable to noncontrolling interests(2)	(38,669)	(12,725)	(22,020)	(73,414)
Pro rata SHO revenues(3)	622,930	88,705	100,461	812,096
SHO interest and other income	(2,156)	(1)	(41)	(2,198)
SHO revenues attributable to sold and held for sale properties	(144)	—	(179)	(323)
Currency and ownership adjustments(4)	—	94	(534)	(440)
SHO local revenues	620,661	88,798	99,707	809,166
Average occupied units/month	36,638	2,981	11,154	50,773
REVPOR/month in USD	$5,601	$9,848	$2,955	$5,269
REVPOR/month in local currency(4)		£7,136	$3,748

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	3Q20	3Q21	3Q20	3Q21	3Q20	3Q21	3Q20	3Q21
SHO SS REVPOR Growth
Consolidated SHO revenues	$556,042	$637,395	$80,935	$101,430	$105,088	$100,694	$742,065	$839,519
Unconsolidated SHO revenues attributable to WELL(1)	21,823	24,204	—	—	20,751	21,787	42,574	45,991
SHO revenues attributable to noncontrolling interests(2)	(27,743)	(38,669)	(7,498)	(12,725)	(23,264)	(22,020)	(58,505)	(73,414)
SHO pro rata revenues(3)	550,122	622,930	73,437	88,705	102,575	100,461	726,134	812,096
Non-cash revenues on same store properties	(848)	(562)	—	—	—	—	(848)	(562)
Revenues attributable to non-same store properties	(37,344)	(115,170)	(12,184)	(23,542)	(5,285)	(3,505)	(54,813)	(142,217)
Currency and ownership adjustments(4)	(6,611)	—	3,768	69	5,109	(517)	2,266	(448)
Other normalizing adjustments(5)	(1,481)	—	—	—	—	—	(1,481)	—
SHO SS revenues(6)	503,838	507,198	65,021	65,232	102,399	96,439	671,258	668,869
Avg. occupied units/month(7)	26,690	26,605	2,316	2,261	11,730	10,850	40,736	39,716
SHO SS REVPOR(8)	$6,241	$6,303	$9,282	$9,539	$2,886	$2,939	$5,448	$5,568
SS REVPOR YOY growth	—%	1.0%	—%	2.8%	—%	1.8%	—	2.2%

SHO SSNOI Growth
Consolidated SHO NOI	$125,856	$118,378	$19,802	$24,603	$28,703	$29,928	$174,361	$172,909
Unconsolidated SHO NOI attributable to WELL(1)	4,836	3,599	—	—	7,487	6,949	12,323	10,548
SHO NOI attributable to noncontrolling interests(2)	(3,753)	(6,469)	(1,361)	(2,654)	(6,192)	(6,479)	(11,306)	(15,602)
SHO pro rata NOI(3)	126,939	115,508	18,441	21,949	29,998	30,398	175,378	167,855
Non-cash NOI on same store properties	(1,075)	(112)	11	9	—	18	(1,064)	(85)
NOI attributable to non-same store properties	(6,035)	(16,835)	(3,631)	(6,107)	(57)	(564)	(9,723)	(23,506)
Currency and ownership adjustments(4)	(914)	(80)	907	20	1,561	(160)	1,554	(220)
Normalizing adjustment for government grants(9)	—	—	—	(280)	—	(4,886)	—	(5,166)
Normalizing adjustment for casualty related expenses(10)	—	1,387	—	—	—	—	—	1,387
Other normalizing adjustments(5)	(1,227)	98	—	—	—	—	(1,227)	98
SHO pro rata SSNOI(6)	$117,688	$99,966	$15,728	$15,591	$31,502	$24,806	$164,918	$140,363
SHO SSNOI growth		(15.1)%		(0.9)%		(21.3)%		(14.9)%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(6)		$393,010		$57,157		$101,499		$551,666
Average units in service(11)		34,867		3,183		13,996		52,046
SSNOI/unit in USD		$11,272		$17,957		$7,252		$10,600
SSNOI/unit in local currency(4)				£13,012		$9,180
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove NOI related to certain leasehold properties. See page 16 for more information.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 15 & 22 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2684 and to translate UK properties at a GBP/USD rate of 1.38.
(5) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(6) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 22 for more information.
(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(8) Represents pro rata SS average revenues generated per occupied room per month.
(9) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(10) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(11) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the duration and scope of the COVID-19 pandemic; the impact of the COVID-19 pandemic on occupancy rates and on the operations of Welltower and its operators/tenants; actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting Welltower’s properties and the operations of Welltower and its operators/tenants; the effects of health and safety measures adopted by Welltower and its operators/tenants related to the COVID-19 pandemic; increased operational costs as a result of health and safety measures related to COVID-19; the impact of the COVID-19 pandemic on the business and financial condition of operators/tenants and their ability to make payments to Welltower; disruptions to Welltower's property acquisition and disposition activity due to economic uncertainty caused by COVID-19; general economic uncertainty in key markets as a result of the COVID-19 pandemic and a worsening of global economic conditions or low levels of economic growth; the status of capital markets, including availability and cost of capital; uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain Welltower’s qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Finally, Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated November 4, 2021 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.